UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2006

VirTra Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	000-28381	93-1207631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 North Center, Arlington, TX 76011
(Address of principal executive offices)

(817) 261-4269

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 14, 2006, we appointed J. David Rogers as our chief financial officer. Mr. Rogers has, since January of 2005, served as Vice President of Corporate Finance for CapNet Securities Corporation, a Houston-based NASD broker/dealer and investment bank. In addition to his executive responsibilities, he is a member of the corporate transactions team which focuses on fee-for-service professional services relating to due diligence and capital formation.  From January, 2004, Mr. Rogers served as an analyst for CapNet and prior to that, for The Dorato Group, which was then an affiliated company of CapNet Securities. In July, 2002, he joined Institutional Capital Management, Inc. in their fixed income department.  From 1998 through 2001, Mr. Rogers was with The Tribo Companies, Houston based group of independent oil and gas exploration and production companies. He was the Assistant Controller of Tri-Union Development Corporation and its subsidiary, and Controller of the other companies in the group. Fifty-two years old, Mr. Rogers served earlier in his career in operating and staff management positions for divisions of Dresser Industries, NL Industries and The Hughes Tool Company.  He holds B.S. and M.B.A. degrees from Southern Methodist University and NASD licenses 7 (general securities), and 63.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA SYSTEMS, INC. (Registrant)

By:	/s/ L. Kelly Jones
_____________________________ L. Kelly Jones
Chief executive officer

Dated: March 20, 2006